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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to Equity Office Properties Trust's Registration Statement on Form S-4 (Reg. No. 333-35590) of our report dated March 3, 2000, relating to the Cornerstone Properties Inc. financial statements and financial statement schedule, which appear in Equity Office's Form 8-K dated July 5, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
July 17, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS